UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 24, 2020

VERUS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34106	11-3820796
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 4.01 Changes in Registrant’s Certifying Accountant.

On February 24, 2020, the Board of Directors (the “Board”) of Verus International, Inc. (the “Company”) approved the appointment of Assurance Dimensions, Inc. (“Assurance Dimensions”) as the Company’s independent registered public account firm effective as of February 24, 2020. Assurance Dimensions replaces Mayer Hoffman McCann P.C. (“MHM”) who resigned as the Company’s independent registered public accounting firm effective as of February 18, 2020.

Assurance Dimensions reported on the Company’s financial statements for the fiscal years ended October 31, 2018 and October 31, 2017. During the two most recent fiscal years and the subsequent period through the appointment of Assurance Dimensions, the Company did not consult with Assurance Dimensions regarding the matters set forth in Item 304(a)(2)(i) of Regulation S-K; however, the Company consulted with Assurance Dimensions regarding the matters set forth in Item 304(a)(2)(ii) of Regulation S-K. Specifically, the Company and MHM, the Company’s prior independent registered public accounting firm, had certain unresolved discussions on whether, and how, to correct prior period financial statements for the following errors:

●	Unrecorded stock-based compensation, and
●	Classification of equity instruments (including conversion features, warrants, and stock compensation warrants) subsequent to the Company having an insufficient number of authorized shares to settle certain equity classified instruments.

Furthermore, although MHM did not complete its audit prior to the date upon which it resigned as the Company’s independent registered public accounting firm, MHM believed the errors to be material to the Company’s prior period financial statements, including the annual and interim periods affected, and indicated to the Company that such errors should be corrected by restating the financial statements previously filed (e.g., via a Form 10-K/A and Form 10-Q/A).

The Company discussed the foregoing matters with Assurance Dimensions; however, Assurance Dimensions was unable to comment on the foregoing matters without completing its audit for the fiscal year ended October 31, 2019.

The Company has provided a copy of the foregoing disclosures to Assurance Dimensions.

Item 4.02 Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On February 14, 2020, MHM advised the Company that it believed there were certain errors in the Company’s prior period financial statements, including the Company’s annual and interim periods which should be corrected by restating the financial statements previously filed by the Company. Specifically, MHM advised the Company that it believed such errors should be corrected by a restatement of the financial statements set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2018 and the Quarterly Reports on Form 10-Q for the quarters ended January 31, 2019, April 30, 2019 and July 31, 2019 (collectively, the “SEC Reports”).

Although MHM was engaged to conduct an audit for the Company’s fiscal year ended October 31, 2019, MHM did not previously issue an audit report nor did it complete an interim review with respect to the Company’s previously issued financial statements.

The Board of Directors of the Company and Assurance Dimensions have not yet made an assessment as to whether the financial statements in the SEC Reports need to be restated at this time and will supplement this Current Report on Form 8-K if, upon the completion of Assurance Dimension’s audit, the Company’s Board of Directors and Assurance Dimensions believe that the financial statements in the SEC Reports should not be relied upon.

The Company has provided a copy of the disclosures set forth in this Item 4.02 to MHM and requested MHM to provide the Company with a letter indicating whether or not MHM agrees with such disclosures. A copy of the letter, dated February 28, 2020 is attached hereto as Exhibit 7.1.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

No.	Description
7.1	Letter from Mayer Hoffman McCann P.C.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verus International, Inc.

Dated: February 28, 2020	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer

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